Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Contact: Hulus Alpay Medidata Solutions 212.419.1025 halpay@mdsol.com	Media Contact: Susan McCarron Lois Paul & Partners 781.782.5767 susan_mccarron@lpp.com

Medidata Solutions Reports Record Third Quarter 2009 Results

Net revenue increased 27% versus prior year quarter to $35.2 million

Non-GAAP net income* of $3.5 million versus prior year loss of $2.1 million

GAAP net income of $1.6 million versus prior year loss of $3.4 million

NEW YORK, N.Y. – November 12, 2009 – Medidata Solutions (NASDAQ: MDSO), a leading global provider of hosted clinical development solutions, today announced its financial results for the third quarter ended September 30, 2009.

“Again this quarter we saw strong demand for our innovative solutions as evidenced by customer renewals and new customer wins in all geographies,” noted Tarek Sherif, chairman and chief executive officer of Medidata Solutions. “Many of the world’s leading life science companies are choosing Medidata’s Rave platform for its rich EDC functionality as well as its ability to seamlessly exchange data with their other key clinical systems through the use of industry standards. The Rave platform improves clinical operation efficiency today and serves as a foundation for global eClinical infrastructure for customers looking to maximize their long-term R&D investments.”

Third Quarter Financial Highlights

Net revenues for the third quarter of 2009 were $35.2 million, an increase of $7.4 million, or 27%, compared with $27.8 million in the third quarter of 2008. The increase in revenues was primarily due to a $6.8 million, or 36%, increase in revenues from application services.

Non-GAAP operating income* for the third quarter of 2009 was $6.8 million, compared with $0.4 million in the third quarter of 2008. Non-GAAP net income for the third quarter of 2009 was $3.5 million, or $0.15 per diluted share, compared with a loss of $2.1 million, or $0.32 per diluted share, in the third quarter of 2008.

For the third quarter of 2009, GAAP operating income was $2.6 million, compared with a loss of $2.9 million in the third quarter of 2008. GAAP net income for the period was $1.6 million, or $0.06 per diluted share, compared with a loss of $3.4 million, or $0.51 per diluted share, in the third quarter of 2008.

“Our results this quarter underscore the strength of our execution, the scalability of our business model, and our ability to drive both top and bottom line growth. Medidata’s recurring revenue model and visibility through backlog give us confidence in our ability to deliver profitable growth,” commented Bruce Dalziel, chief financial officer.

Total cash and cash equivalents were $86.9 million at the end of the third quarter. During the quarter, the company prepaid the outstanding balance of its $15.0 million term loan under its existing credit facility and has no long-term debt as of the end of the quarter. Year to date, the company generated $23.7 million in cash flows from operations.

Third Quarter Business Highlights

•

Medidata welcomed new innovative pharmaceutical, biotechnology, medical device, government, non-profit institutions, and contract research organizations to its customer base. Revenue grew across all products and geographies, and the company expanded relationships with our existing customers. New customers included ArthroCare Corporation and Eurand Pharmaceuticals. The company also saw increasing adoption in the existing customer base, with Application Services follow-on business and renewals from large and small biopharma companies. Building on successful initial studies with Medidata Rave®, BioMarin and Seattle Genetics expanded existing arrangements with Medidata through new multiple-study contracts. Also renewing with Medidata’s Trial Planning Products were leading pharma companies Bristol Myers-Squibb and Shire Laboratories.

•

The company had a strong quarter in its CRO partner program, ASPire to Win®, signing two new partners: Agrex, Inc., a top CRO based in Tokyo and Osaka; and inVentiv Clinical Solutions, a CRO company owned by inVentiv Health, a provider of commercialization services to the global pharmaceutical and healthcare industries. Three other CRO partners attained the highest level of Medidata accreditation, Medidata Accredited Plus. These CRO partners - which include global CROs Quintiles, Parexel, ICON, INC Research, PRA, EPS, and CMIC, among others - can now serve as a sponsor’s one-stop shop for Medidata Rave implementation services, including end user training, study build, reporting, outputs, integrations and migrations.

•

The U.S. Department of Interior on behalf of the National Institute of Health’s National Cancer Institute (NCI) has signed a multi-year agreement to make Medidata’s flagship product, Rave, available for use throughout the NCI Clinical Research Enterprise – the NCI and NCI-supported not-for-profit research institutions that conduct cancer research throughout the country and abroad. Medidata Rave is expected to be broadly adopted among these research institutions during the next several years, as it is integrated as a critical component of its cancer Biomedical Informatics Grid® (caBIG®). With this initiative, NCI aims to create an advanced information-sharing network that unites the cancer research community in its search for breakthroughs in the detection, diagnosis, treatment and prevention of cancer.**

Mr. Sherif commented, “After a competitive bidding process, we are pleased to be working with the National Cancer Institute to support its ongoing efforts to revolutionize cancer research. These efforts include some of the world’s most complex trials in oncology. It is our proven ability to handle complex trials and scale across development programs that continues to drive adoption among many of the world’s most sophisticated medical research organizations. Medidata is well positioned to continue our history of steady execution in meeting our clients’ needs, and thereby growing a strong, scalable and profitable business.”

Financial Outlook

For the fourth quarter of 2009, the company expects revenues to be between $35.2 and $36.2 million. The company expects non-GAAP operating income to be between $5.1 and $6.1 million. Based on current estimates, this would equate to a GAAP operating income of $0.6 and $1.6 million. Non-GAAP net income is expected to be between $2.3 and $3.3 million. Based on current estimates this would equate to a GAAP net income of between $0.4 and $1.4 million.

For the full year 2009, the company is increasing its previous guidance and now expects revenues to be between $138 and $139 million. Non-GAAP operating income is expected to be between $22.0 and $23.0 million. Based on current estimates, this would equate to GAAP operating income between $6.3 and $7.3 million. Non-GAAP net income is expected to be between $10.5 and $11.5 million. Based on current estimates this would equate to GAAP net income between $3.8 and $4.8 million.

Total remaining backlog for 2009 was $33.1 million at the end of the third quarter. Remaining year backlog represents the amount of contractual revenue already booked, which is expected to be recognized during the remainder of the year.

While changes in the stock price could change the fully diluted share count, for modeling purposes the company is assuming 23.9 million and 20.5 million fully diluted shares in the fourth quarter and full year, respectively.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. Eastern Time to discuss its financial results for the third quarter 2009 and its outlook for the fourth quarter and full year 2009. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s Web Site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 888.378.0337 and international participants may dial 719.325.2173. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s Web site at http://investor.mdsol.com. A replay of the conference call will be accessible until Thursday, November 26, 2009 by dialing 888.203.1112 domestically or 719.457.0820 internationally, and using passcode 6391430. An archive of the call will also be hosted on the “Investor” section of Medidata’s Web site at http://investor.mdsol.com for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions (www.mdsol.com) is a leading global provider of hosted clinical development solutions that enhance the efficiency of customers’ clinical development processes and optimize their research and development investments. Medidata products and services allow customers to achieve clinical results more efficiently and effectively by streamlining the design, planning and management of key aspects of the clinical development process, including protocol development (Medidata Designer® ), investigator benchmarking and budgeting (Medidata Grants Manager™), contract research organization (CRO) benchmarking and budgeting (Medidata CRO Contractor™), and the capture, management, analysis and reporting of clinical trial data (Medidata Rave®). Medidata’s diverse customer base spans pharmaceutical, biotechnology and medical device companies, academic institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s IPO prospectus filed on June 25, 2009 and Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2009. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of purchased intangible assets and acquisition-related charges and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

**NCI Contract Award

The NCI contract award to Medidata is presently the subject of a bid protest pending before the Government Accountability Office (GAO). Medidata is continuing to perform work under the contract according to the award terms and schedule. A decision on the protest from the GAO is expected on or around December 14, 2009.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Application services	$25,957	$19,132	$74,145	$52,029
Professional services	9,260	8,678	28,702	22,513

Total revenues	35,217	27,810	102,847	74,542

Cost of revenues
Application services	6,006	5,226	17,521	14,590
Professional services	6,458	7,364	19,910	23,815

Total cost of revenues	12,464	12,590	37,431	38,405

Gross profit	22,753	15,220	65,416	36,137

OPERATING COSTS AND EXPENSES:
Research and development	5,608	4,982	16,894	14,632
Sales and marketing	6,709	6,018	20,167	17,654
General and administrative	7,814	7,096	22,672	20,047

Total operating costs and expenses	20,131	18,096	59,733	52,333

OPERATING INCOME (LOSS)	2,622	(2,876)	5,683	(16,196)

INTEREST AND OTHER EXPENSE (INCOME):
Interest expense	908	401	1,747	1,493
Interest income	(10)	(33)	(73)	(99)
Other (income) expense, net	(44)	4	(36)	(212)

Total interest and other expense, net	854	372	1,638	1,182

INCOME (LOSS) BEFORE INCOME TAXES	1,768	(3,248)	4,045	(17,378)
PROVISION FOR INCOME TAXES	219	147	602	481

NET INCOME (LOSS)	$1,549	$(3,395)	$3,443	$(17,859)

EARNINGS (LOSS) PER SHARE:
Basic	$0.07	$(0.51)	$0.26	$(2.72)

Diluted	$0.06	$(0.51)	$0.17	$(2.72)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	22,364	6,958	12,318	6,712
Diluted (1)	23,846	6,958	19,693	6,712

(1)	Diluted shares outstanding for the third quarter of 2009 were 23,845,594 as compared to 6,957,555 in the third quarter of 2008. The change is a result of common stock equivalents which were excluded from the calculation of dilutive loss per share in prior year since the effects are anti-dilutive.

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Non-GAAP Net Income

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
OPERATING INCOME (LOSS):
GAAP operating income (loss)	$2,622	$(2,876)	$5,683	$(16,196)
GAAP operating margins	7.4%	(10.3)%	5.6%	(21.7)%
Depreciation and amortization	2,669	2,401	7,810	6,470
Stock-based compensation	1,505	870	3,428	2,235

Non-GAAP operating income (loss)	$6,796	$395	$16,921	$(7,491)

Non-GAAP operating margins	19.3%	1.4%	16.5%	(10.0)%

NET INCOME (LOSS):
GAAP net income (loss)	$1,549	$(3,395)	$3,443	$(17,859)
Amortization	457	406	1,370	880
Stock-based compensation	1,505	870	3,428	2,235

Non-GAAP net income (loss)	$3,511	$(2,119)	$8,241	$(14,744)

GAAP basic earnings (loss) per share	$0.07	$(0.51)	$0.26	$(2.72)

GAAP diluted earnings (loss) per share	$0.06	$(0.51)	$0.17	$(2.72)

Non-GAAP basic earnings (loss) per share	$0.16	$(0.32)	$0.65	$(2.25)

Non-GAAP diluted earnings (loss) per share	$0.15	$(0.32)	$0.42	$(2.25)

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months and nine months ended September 30, 2009 and 2008. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except per share data)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$86,900	$9,784
Accounts receivable, net of allowance for doubtful accounts of $400 and $309, respectively	19,566	25,198
Prepaid commission expense	3,270	3,330
Prepaid expenses and other current assets	2,906	5,950
Deferred income taxes	303	303

Total current assets	112,945	44,565
Restricted Cash	532	545
Furniture, fixtures and equipment, net	11,840	13,599
Goodwill	9,799	9,799
Intangible assets, net	4,860	6,230
Other assets	481	452

TOTAL ASSETS	$140,457	$75,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,787	$3,316
Accrued payroll and other compensation	8,668	7,902
Accrued expenses and other	3,853	3,469
Deferred revenue	81,636	69,834
Capital lease obligations	3,508	4,388
Current portion of debt obligation	—	1,500

Total current liabilities	99,452	90,409

NONCURRENT LIABILITIES:
Deferred revenue, less current portion	22,603	31,787
Capital lease obligations, less current portion	1,080	2,672
Long-term debt	—	12,866
Other long-term liabilities	446	611

Total noncurrent liabilities	24,129	47,936

Total liabilities	123,581	138,345

CONVERTIBLE REDEEMABLE PREFERRED STOCK:
Series B, par value $0.01 per share; None authorized, issued and outstanding at September 30, 2009; 1,336 shares authorized, issued and outstanding, and liquidation value of $1,101 at December 31, 2008	—	1,099
Series C, par value $0.01 per share; None authorized, issued and outstanding at September 30, 2009; 181 shares authorized, issued and outstanding, and liquidation value of $179 at December 31, 2008	—	179
Series D, par value $0.01 per share; None authorized, issued and outstanding at September 30, 2009; 2,752 shares authorized, issued and outstanding, and liquidation value of $11,986 at December 31, 2008	—	11,967
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Convertible preferred stock, Series A, par value $0.01 per share; None authorized, issued and outstanding at September 30, 2009; 2,385 shares authorized, issued and outstanding, and liquidation value of $1,193 at December 31, 2008	—	24
Common stock, par value $0.01 per share; 100,000 shares authorized, 22,664 shares issued and outstanding at September 30, 2009; 20,000 shares authorized, 7,532 shares issued and 7,035 shares outstanding at December 31, 2008	227	75
Additional paid-in capital	111,942	22,433
Treasury stock, none and 497 shares, respectively	—	(6,000)
Accumulated other comprehensive loss	(198)	(389)
Accumulated deficit	(95,095)	(92,543)

Total stockholders’ equity (deficit)	16,876	(76,400)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$140,457	$75,190

MEDIDATA SOLUTIONS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Amounts in thousands)

	Nine Months Ended September 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,443	$(17,859)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,810	6,470
Stock-based compensation	3,428	2,235
Write-off of acquired research and development costs	—	700
Deferred income taxes	42	—
Amortization of debt issuance costs	420	181
Changes in operating assets and liabilities:
Accounts receivable	5,632	(2,470)
Prepaid commission expense	60	(817)
Prepaid expenses and other current assets	(212)	326
Other assets	(54)	37
Accounts payable	(885)	(4,769)
Accrued payroll and other compensation	766	1,721
Accrued expenses and other	632	1,692
Deferred revenue	2,618	19,971
Other long-term liabilities	7	125

Net cash provided by operating activities	23,707	7,543

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of furniture, fixtures and equipment	(3,442)	(2,913)
Decrease in restricted cash	13	—
Fast Track acquisition related costs	—	(625)
Cash and cash equivalents acquired through acquisition	—	1,049

Net cash used in investing activities	(3,429)	(2,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	20	60
Repayment of obligations under capital leases	(3,658)	(3,059)
Proceeds from initial public offering, net of underwriting discounts and commissions	82,026	—
Payment of costs associated with initial public offering	(4,288)	(1,773)
Payment of preferred stock accumulated accrued dividends	(2,282)	—
Proceeds from debt obligation	—	15,000
Repayment of debt obligation	(15,000)	(10,958)
Payment of debt issuance costs	—	(552)

Net cash provided by (used in) financing activities	56,818	(1,282)

NET INCREASE IN CASH AND CASH EQUIVALENTS	77,096	3,772
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	20	(39)
CASH AND CASH EQUIVALENTS — Beginning of period	9,784	7,746

CASH AND CASH EQUIVALENTS — End of period	$86,900	$11,479